EXHIBIT 10.7

THIRD AMENDMENT TO AGREEMENT OF LEASE

THIS THIRD AMENDMENT TO AGREEMENT OF LEASE (this “Third Amendment”) is made as of the 18th day of March, 2009, by and between Wynn Las Vegas, LLC (“Lessor”) and Stephen A. Wynn (“Lessee” and, together with Lessor, the “Parties”).

RECITALS:

A. The Parties have entered into an Agreement of Lease, dated as of January 10, 2005, as amended by that certain First Amendment to Agreement to Lease, dated April 21, 2005, and as further amended by that certain Second Amendment to Agreement of Lease, dated June 10, 2008 (collectively referred to herein as the “Lease”), under which Lessee leases a luxury suite in Lessor’s Wynn Las Vegas casino and resort hotel (the “Resort”).

B. The initial 12 month term of the Lease commenced on July 1, 2005. The Parties have renewed the Lease for consecutive 12 month periods thereafter from year to year.

NOW, THEREFORE, the Parties agree as follows:

1. Section 1 of the Lease is hereby amended and restated to read in its entirety as follows:

1. Demise. Subject to the terms and conditions that follow, Lessor leases to Lessee, and Lessee leases from Lessor:

(a) the luxury suite located in the Resort known as Villa Suite No. 3, as depicted on Exhibit A attached hereto and, at Lessee’s option, all furniture and furnishing contained herein (the “Villa Suite”).

(b) the luxury villa located in the Resort known as Fairway Villa No. 107, as depicted on Exhibit A attached hereto and, at Lessee’s option, all furniture and furnishings contained therein (the “Fairway Villa”).

The Villa Suite and the Fairway Villa shall collectively be referred to herein as the “Suite”.

2. Section 2 of the Lease is hereby amended and restated to read in its entirety as follows:

2. Term. The initial term of this Lease shall be for the twelve month period commencing on the earlier of the date Lessee occupies the Premises or July 1, 2005, and continuing for consecutive twelve month periods thereafter from year to year unless terminated by (a) Lessee giving notice of his intent to terminate, in a signed writing to Lessor at the address set forth after its name in the preamble to this Lease, at least 30 days prior to termination; or (b) Lessee’s death.

3. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

4. Except as modified by this Third Amendment, all of the terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first written above.

WYNN LAS VEGAS, LLC, a Nevada limited liability company,

By:	/S/ ANDREW PASCAL	/S/ STEPHEN A. WYNN
Name:	Andrew Pascal	STEPHEN A. WYNN
Title:	President